Exhibit 10.30

AMENDMENT NO. 2

TO

10% SENIOR SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT
AND EVERY

10% SENIOR SECURED CONVERTIBLE NOTE

DUE AUGUST 15, 2018 ISSUED THEREUNDER

MoSys, Inc., a Delaware corporation (the “Company”), Ingalls & Snyder LLC as agent (“Purchasers’ Agent”) for all Purchasers of Notes pursuant to the 10% Senior Secured Convertible Note Purchase Agreement dated as of March 14, 2016 (the “Agreement”), and Ingalls & Snyder Value Partners, L.P., the Holder of the Majority-in-Interest of the Notes, which were amended as of February 18, 2018, agree to amend the Agreement and the Notes further as provided in this instrument (this “Amendment”).

On September 13, 2018, the Company entered into a Memorandum of Understanding for Modification of the Notes (the “MOU”) with the purchasers’ agent and the holder of a majority-in-interest of such notes under the Purchase Agreement, which provided that the total amount of indebtedness outstanding under the Notes and the Purchase Agreement is fixed at $10,036,141; the Company will use one-half of the gross proceeds from the offering described in the prospectus contained in the Company’s registration statement on Form S-1, registration number 333-225193 (the “Offering”) on the closing date of the Offering to repay a portion of indebtedness subject to the Notes, and the Holders of the Notes will be purchasing simultaneously at the closing of the Offering an amount of the common units and/or pre-funded units being offered by us with a total purchase price equal to one-third of the gross proceeds of the offering (including the amount so invested by holders); the Agreement and the Notes will be amended to provide that the remaining balance of any indebtedness subject to the Notes will be due August 15, 2023; and the conversion price of the Notes will be reduced from $4.25 per share to 115% of the price of a common stock unit sold in the Offering, or if Nasdaq Listing Rule 5635(d) is applicable to this Amendment specified in this paragraph 3, to a price equal to the greater of (x) market value on the date of such amendment and (y) book value per share of common stock, as such italicized terms are defined for purposes of such Listing Rule.

Pursuant to Sections 11.1 and 12.4 of the Agreement, this Amendment is signed by Purchasers’ Agent for and on behalf of all Purchasers and Holders of Notes, and is effective and binding on all Purchasers and Holders as of October 2, 2018.

All capitalized terms defined in the Purchase Agreement have the same meanings when used in this Amendment.

A.        The following provisions of the Agreement and/or the Notes are amended as of October 2, 2018 to read as set forth below:

Under DEFINITIONS, Section 1 of the Agreement,

1.20 “Maturity Date” means August 15, 2023;

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Because Nasdaq Listing Rule 5635(d) applies to this Amendment, under OPTIONAL CONVERSION, Paragraph 7, of each of the Notes,

A. The Holder, at the Holder’s sole option, may convert the principal amount of this Note (or any portion thereof equal to $100,000 or any integral multiple of $100,000 in excess thereof) into Shares, and/or such other consideration as provided in Section 4 of the Purchase Agreement, at any time prior to the close of business on the last Business Day prior to the Maturity Date, at the Applicable Conversion Price (which is the Conversion Price as adjusted from time to time in accordance with the Purchase Agreement) in effect on the Conversion Date; provided, however, that if such Note is submitted or presented for purchase pursuant to Section 3.1 of the Purchase Agreement, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date for such Note, or such earlier date as the Holder presents such Note for repurchase (unless the Company shall default in making the Fundamental Change Repurchase Price payment when due, as the case may be, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed or purchased as the case may be).  The Conversion Price is $0.5717 per Share, and the Conversion Rate is one Share per $0.5717 principal amount of Note.  The Conversion Price and the Conversion Rate are subject to adjustment as provided in the Purchase Agreement.  All accrued and unpaid interest on the Note through the Business Day immediately preceding the Conversion Date shall be paid in accordance with Paragraph 2, provided that if the Company elected to pay the interest with the issuance of a new Note thereof, the full amount thereof shall be converted into additional Shares as Note principal. Upon surrender of this Note for conversion and timely delivery to the Company of the Holder’s conversion notice (which may be submitted on Holder’s behalf by Purchaser’s Agent), the Company will issue, or will cause its transfer agent to issue, the Shares to the Holder on the requested Conversion Date. No fractional Shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Sale Price of the Common Stock on the Trading Day immediately prior to the Conversion Date. The Shares when issued may be represented by book entry, or by certificates if so requested by Holder.

B.        Purchasers’ Agent and the Holder of the Majority-in-Interest of the Notes agree that neither they nor any other Holder of a Note will  purchase securities in the Offering or acquire shares of common stock of the Company, including currently exercisable rights to acquire such stock if that will cause any such Holder, or any group of which the Holder is a part, have beneficial ownership of more than 19.9% of the number of shares of common stock of the

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Company outstanding as of the date of this Amendment. For purposes of this paragraph B., the existence of a “group” and “beneficial ownership” shall be determined in accordance with the provisions of SEC Rule 13d-3 and Rule 13d-5.

C.        All provisions of the Agreement and the Notes as amended through the date immediately preceding the date of this Amendment shall remain in effect as written, except as modified by this Amendment.  The provisions of Section 12 of the Agreement (12.1-12.10) are incorporated by reference into this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

COMPANY:	MOSYS, INC.
	By:	/s/ James Sullivan
	Name:	James Sullivan
	Title:	CFO

PURCHASERS’ AGENT:	INGALLS & SNYDER LLC
	By:	/s/ Thomas O. Boucher Jr
	Name:	Thomas O. Boucher Jr
	Title:	Ingalls & Snyder LLC Manager

HOLDER(S) OF A MAJORITY-IN-INTEREST OF THE NOTES	Per attached counterpart Holder signature page(s)

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MoSys, Inc.

Amendment No. 2 to 10% Senior Secured Convertible Note Purchase Agreement

And every 10% Senior Secured Convertible Note

Due August 15, 2018 Issued Thereunder

Holder Signature Page

The undersigned Holder(s) of a Majority-in-Interest of the Notes hereby execute(s) this Amendment as of the Effective Date specified therein and agree(s) to be bound by the same.

Instructions:  Please sign where indicated below and complete the information requested as the bottom of the page regarding your investment.

(Individual Holders sign below)	(Entities sign below)

Exact Legal Name
	of Entity:	Ingalls & Snyder Value Partners LP
Print Holder’s name below:
	By:	Thomas O. Boucher Jr.

Print name of authorized signature below:
Thomas O. Boucher Jr.
	Title:	Ingalls & Snyder Value Partners, LP General Partner
Address to which
notices may be sent	Address to which
to Holder:	notices may be sent
to Holder:

Email:
Email:
Tax ID Number:

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